Exhibit 10.30

AMENDMENT TO SECURED CONVERTIBLE DEBENTURES

THIS AMENDMENT TO SECURED CONVERTIBLE DEBENTURES (the “Amendment”) is made as of March 1, 2004, by and between AEROGEN, INC., a Delaware corporation (the “Borrower”) and SF CAPITAL PARTNERS, LTD., or its registered assigns (the “Holder”).  Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Debenture and Purchase Agreement (each as defined below);

WHEREAS, the Borrower issued that certain Secured Convertible Debenture dated September 9, 2003, as amended on January 7, 2004 and January 20, 2004 (the “First Debenture”) and that certain Secured Convertible Debenture dated November 3, 2003 (the “Second Debenture”, together with the First Debenture, the “Debentures”) to the Holder, and warrants dated September 9, 2003 and November 3, 2003 (together, the “Warrants”) pursuant to that certain Loan and Securities Purchase Agreement, dated as of September 9, 2003, as amended by those certain Amendments dated January 7, 2004 and January 20, 2004, respectively, executed by and between the Borrower and the Holder (as so amended, the “Purchase Agreement”);

WHEREAS, the Borrower is in the process of selling and issuing shares of the Company’s Series A-1 Preferred Stock (the “Preferred Stock”) and warrants to purchase shares of Common Stock (the “Warrants”) (the “Private Placement”) on the terms and conditions set forth in that certain Purchase Agreement by and among the Borrower and the investors named therein, and attached as Exhibit A hereto (the “Private Placement Purchase Agreement”);

WHEREAS, in order to effect the Private Placement, the Borrower has requested that the Holder  consent to extend the maturity date of the Debentures to June 1, 2004, and the Holder is willing to so consent, based on the representations, and subject to the terms and conditions, set forth in this Amendment;

NOW, THEREFORE, for good and valuable consideration, and intending to be legally bound, each of the Borrower and the Holder agree as follows:

1.             Amendment.  The Debentures and Purchase Agreement are amended as follows:

1.1          The Maturity Date of the Debentures is amended from March 1, 2004 to June 1, 2004.

1.2          The reference to March 1, 2004 in the definition of “Debenture” in Section 1.1 of the  Purchase Agreement, as amended, shall now be June 1, 2004.

2.             Waiver.  Holder waives any default or breach by Borrower of the Debentures, Purchase Agreement or related agreements for failure to repay the Debentures prior to this Amendment.

3.             Interest.  Interest on the Debentures will continue to accrue through June 1, 2004.

4.             Termination.        This Amendment will be null and void if the First Closing (as defined in the Private Placement Purchase Agreement) of the Private Placement has not closed on the terms and conditions set forth in the Private Placement Purchase Agreement by March 23, 2004.

5.             Counterpart.  This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this AMENDMENT as of the date set forth in the first paragraph hereof.

BORROWER:		HOLDER:

AEROGEN, INC.		SF CAPITAL PARTNERS, LTD.

By:	/s/ Robert S. Breuil	By:	/s/ Brian Davidson
	Robert S. Breuil		Brian Davidson
	Chief Financial Officer		Authorized Signatory

EXHIBIT A

PRIVATE PLACEMENT PURCHASE AGREEMNT

[Filed separately as Exhibit 10.24 of the Company's Current Report on Form 8-K, filed on March 26, 2004.]